UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 6, 2016

Date of report (Date of earliest event reported)

TERADYNE, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-06462	04-2272148
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Riverpark Drive, North Reading, MA 08164

(Address of principal executive offices) (Zip Code)

(978) 370-2700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Convertible Notes and the Indenture

On December 6, 2016, Teradyne, Inc. (the “Company”) priced its private offering of $400 million in aggregate principal amount of 1.25% Senior Convertible Notes due 2023 (the “Initial Notes”). On December 9, 2016, the initial purchasers in such offering exercised their option to purchase an additional $60,000,000 in aggregate principal amount of the Notes (the “Additional Notes” and together with the “Initial Notes”, the “Notes”). The Notes are the Company’s senior unsecured obligations. The Notes were issued pursuant to an Indenture, dated December 12, 2016 (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee. The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the Notes become automatically due and payable.

The Notes will mature on December 15, 2023, unless earlier repurchased or converted. The Notes will bear interest from December 12, 2016 at a rate of 1.25% per year payable semiannually in arrears on June 15 and December 15 of each year, beginning on June 15, 2017. The Notes will be convertible at the option of the noteholders at any time prior to the close of business on the business day immediately preceding September 15, 2023, only under the following circumstances: (1) during any fiscal quarter beginning after March 31, 2017 (and only during such fiscal quarter), if the closing sale price of the Company’s common stock, par value $0.125 per share (the “Common Stock”) for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the closing sale price of the Common Stock and the conversion rate on each such trading day; and (3) upon the occurrence of specified corporate events. On or after September 15, 2023 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their Notes at any time, regardless of the foregoing circumstances. The Company may satisfy its conversion obligation by paying or delivering, as the case may be, cash, shares of the Common Stock or a combination of cash and shares of the Common Stock, at the Company’s election in the manner and subject to the terms and conditions provided in the Indenture. The conversion rate for the Notes will initially be 31.4102 shares per $1,000 principal amount, which is equivalent to an initial conversion price of approximately $31.84 per share of the Common Stock. The initial conversion price of the Notes represents a premium of approximately 27.50% to the $24.97 per share closing price of the Common Stock on December 6, 2016. The conversion rate is subject to adjustment under certain circumstances in accordance with the terms of the Indenture.

A copy of the Indenture (including the form of the Note) is attached as an exhibit to this report and is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).

The net proceeds from this offering were approximately $450.8 million, after deducting the initial purchasers’ discounts and commissions and the estimated offering expenses payable by the Company. The Company used approximately $33.0 million of the net proceeds to pay the cost of the Note Hedge Transactions (as defined below) (after such cost was partially offset by the proceeds to the Company from the Warrant Transactions (as defined below)).

The Company used approximately $50.1 million of the net proceeds of the offering to repurchase 2.0 million shares of the Common Stock under its existing stock repurchase program from purchasers of the Notes in privately negotiated transactions effected through one or more of the initial purchasers or its affiliates conducted concurrently with the pricing of this offering, and intends to use the remainder of the net proceeds for general corporate purposes, including to purchase additional shares of the Common Stock.

Convertible Note Hedge and Warrant Transactions

On December 6, 2016, in connection with the pricing of the Initial Notes, the Company entered into convertible note hedge transactions (the “Base Note Hedge Transactions”) with some of the initial purchasers or their affiliates (the “Option Counterparties”). On December 9, 2016, in connection with the initial purchasers’ exercise of their option to purchase the Additional Notes, the Company entered into additional privately negotiated convertible note hedge transactions with the Option Counterparties (the “Additional Note Hedge Transactions,” and together with the Base Note Hedge Transactions, the “Note Hedge Transactions”). The Note Hedge Transactions cover, subject to customary anti-dilution adjustments, the number of shares of the Common Stock that underlie the Notes.

The Note Hedge Transactions are expected generally to reduce the potential dilution to the Common Stock and/or offset the cash payments the Company is required to make in excess of the principal amount upon conversion of the Notes in the event that the market price of the Common Stock, as measured under the terms of the Note Hedge Transactions, is greater than the strike price of the Note Hedge Transactions. The strike price of the Note Hedge Transactions is initially approximately $31.84 (subject to adjustment), corresponding to the initial conversion price of the Notes.

On December 6, 2016, the Company also entered into separate, privately negotiated warrant transactions with the Option Counterparties (the “Base Warrant Transactions”) in which it sold net-share-settled (or, at the Company’s election subject to certain conditions, cash-settled) warrants to the Option Counterparties initially relating to the same number of shares of the Common Stock initially underlying the Notes, subject to customary anti-dilution adjustments. At the same time that the Company entered into the Additional Note Hedge Transaction, the Company also entered into additional privately negotiated warrant transactions with the Option Counterparties (the “Additional Warrant Transactions,” and together with the Base Warrant Transactions, the “Warrant Transactions”). The strike price of the warrants will initially be $39.95 per share (subject to adjustment), which is approximately 60% above the closing sale price of the Common stock on December 6, 2016. The Warrant Transactions could have a dilutive effect to the Common Stock to the extent that the market price per share of the Common Stock, as measured under the terms of the Warrant Transactions, exceeds the applicable strike price of the warrants.

The Note Hedge Transactions and the Warrant Transactions are separate transactions, in each case, entered into by the Company with the Option Counterparties, and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Note Hedge Transactions or the Warrant Transactions.

The foregoing descriptions of the Note Hedge Transactions and Warrant Transactions are qualified in their entirety by the copies of the confirmations for the Note Hedge Transactions and the Warrant Transactions, which are attached as exhibits to this report and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the initial purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the Purchase Agreement. The shares of the Company’s common stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Company entered into the Warrant Transactions with the Option Counterparties in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the Option Counterparties. The Warrant Transactions and the shares of the Common Stock issuable upon exercise of the warrants comprising the Warrant Transactions, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of the Common Stock are issued upon conversion of the Notes or exercise of the warrants by the Option Counterparties pursuant to the Warrant Transactions, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of the Common Stock.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith.

Exhibit Number	Description.

4.1	Indenture (including form of note), dated as of December 12, 2016, between Teradyne, Inc., and Wilmington Trust, National Association, as trustee.

10.1	Letter Agreement, dated December 6, 2016, between Barclays Bank PLC and Teradyne, Inc. regarding the Base Warrants.

10.2	Letter Agreement, dated December 6, 2016, between Bank of America, N.A., and Teradyne, Inc. regarding the Base Warrants.

10.3	Letter Agreement, dated December 6, 2016, between Wells Fargo Bank, National Association and Teradyne, Inc. regarding the Base Warrants.

10.4	Letter Agreement, dated December 6, 2016, between Barclays Bank PLC and Teradyne, Inc. regarding the Base Call Option Transaction.

10.5	Letter Agreement, dated December 6, 2016, between Bank of America, N.A. and Teradyne, Inc. regarding the Base Call Option Transaction.

10.6	Letter Agreement, dated December 6, 2016, between Wells Fargo Bank, National Association and Teradyne, Inc. regarding the Base Call Option Transaction.

10.7	Letter Agreement, dated December 9, 2016, between Barclays Bank PLC and Teradyne, Inc. regarding the Additional Warrants.

10.8	Letter Agreement, dated December 9, 2016, between Bank of America, N.A. and Teradyne, Inc. regarding the Additional Warrants.

10.9	Letter Agreement, dated December 9, 2016, between Wells Fargo Bank, National Association and Teradyne, Inc. regarding the Additional Warrants.

10.10	Letter Agreement, dated December 9, 2016, between Barclays Bank PLC and Teradyne, Inc. regarding the Additional Call Option Transaction.

10.11	Letter Agreement, dated December 9, 2016, between Bank of America, N.A. and Teradyne, Inc. regarding the Additional Call Option Transaction.

10.12	Letter Agreement, dated December 9, 2016, between Wells Fargo Bank, National Association and Teradyne, Inc. regarding the Additional Call Option Transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2016	TERADYNE, INC.

	By:	/s/ Gregory R. Beecher
Gregory R. Beecher
Chief Financial Officer
(duly authorized officer)

EXHIBIT INDEX

Exhibit Number	Description.

4.1	Indenture (including form of note), dated as of December 12, 2016, between Teradyne, Inc., and Wilmington Trust, National Association, as trustee.

10.1	Letter Agreement, dated December 6, 2016, between Barclays Bank PLC and Teradyne, Inc. regarding the Base Warrants.

10.2	Letter Agreement, dated December 6, 2016, between Bank of America, N.A., and Teradyne, Inc. regarding the Base Warrants.

10.3	Letter Agreement, dated December 6, 2016, between Wells Fargo Bank, National Association and Teradyne, Inc. regarding the Base Warrants.

10.4	Letter Agreement, dated December 6, 2016, between Barclays Bank PLC and Teradyne, Inc. regarding the Base Call Option Transaction.

10.5	Letter Agreement, dated December 6, 2016, between Bank of America, N.A. and Teradyne, Inc. regarding the Base Call Option Transaction.

10.6	Letter Agreement, dated December 6, 2016, between Wells Fargo Bank, National Association and Teradyne, Inc. regarding the Base Call Option Transaction.

10.7	Letter Agreement, dated December 9, 2016, between Barclays Bank PLC and Teradyne, Inc. regarding the Additional Warrants.

10.8	Letter Agreement, dated December 9, 2016, between Bank of America, N.A. and Teradyne, Inc. regarding the Additional Warrants.

10.9	Letter Agreement, dated December 9, 2016, between Wells Fargo Bank, National Association and Teradyne, Inc. regarding the Additional Warrants.

10.10	Letter Agreement, dated December 9, 2016, between Barclays Bank PLC and Teradyne, Inc. regarding the Additional Call Option Transaction.

10.11	Letter Agreement, dated December 9, 2016, between Bank of America, N.A. and Teradyne, Inc. regarding the Additional Call Option Transaction.

10.12	Letter Agreement, dated December 9, 2016, between Wells Fargo Bank, National Association and Teradyne, Inc. regarding the Additional Call Option Transaction.